Exhibit 5.1

[PATTON BOGGS LLP LETTERHEAD]

April 19, 2010

Board of Directors
Hyperdynamics Corporation
12012 Wickchester Lane
Suite 475
Houston, TX 77079

Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as legal counsel to Hyperdynamics Corporation, a Delaware corporation (the “Company”) in connection with the with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to securities of the Company having a proposed maximum aggregate offering price of $2,600,000.    The Registration Statement incorporates by reference the Registration Statement on Form S-3 (File No. 333-148287), as amended by Pre-Effective Amendment No. 1 to the Registration Statement (the “Previous Registration Statement”), including the prospectus which forms a part of such Previous Registration Statement (the “Prospectus”) as supplemented from time to time by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  The Previous Registration Statement was declared effective by the Commission on February 12, 2008.  Unless otherwise indicated herein, our references to the Registration Statement include the Previous Registration Statement, which has been incorporated by reference into the Registration Statement.

The Registration Statement and the Previous Registration Statement, as supplemented by one or more Prospectus Supplements, relate to the issuance by the Company of the following securities having a maximum aggregate offering price of  up to $52,600,000: (i) shares of common stock, $.001 par value (“Common Stock”), (ii) shares of preferred stock, $.001 par value, in one or more series, which may be convertible into or exchangeable for common stock or debt securities (collectively, the “Preferred Stock”), (iii) debt securities, in one or more series, which may be senior, senior subordinated or subordinated and may be convertible into or exchangeable for common stock or preferred stock (collectively, “Debt Securities”), (iv) warrants to purchase Common Stock or Preferred Stock (“Warrants”), and (v) any combination of the foregoing securities.  The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to as the “Securities”.

The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the forms previously filed as Exhibits 4.4 and 4.5 to the Registration Statement, as such indentures may be supplemented from time to time (collectively, the “Indenture”).  The Warrants may be issued pursuant to a warrant agreement (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants), as such warrant agreement may be amended from time to time (collectively, the “Warrant Agreement”).

We have examined the Registration Statement and the Indenture.  We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth.  As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.  We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion letter, have assumed any such future proceedings will be timely completed in the manner presently proposed.

To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Trustee is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is and will be duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture has been and will have been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee is and will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee has and will have the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any series of Debt Securities; (b) the Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Indenture and such corporate action; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (d) the Debt Securities have been authenticated by the Trustee, then, upon the happening of such events, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Corporation in accordance with their terms.

2. When, as and if (a) appropriate corporate action has been taken to authorize the issuance of the Common Stock; (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (c) the Common Stock shall have been duly issued and delivered by the Corporation against payment therefor in accordance with such corporate action; (d) certificates or paperless certificates representing shares of the Common Stock have been duly executed by the duly authorized officers of the Corporation in accordance with applicable law, and (e) if the Common Stock is issued upon the conversion, exchange or exercise of Debt Securities, Preferred Stock, or Warrants, when such shares of Common Stock have been duly issued and delivered as contemplated by the terms of the applicable Indenture, Preferred Stock, certificate of designations, or Warrant, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

3. When, as and if (a) appropriate corporate action has been taken to authorize the issuance of the Preferred Stock, to fix the terms thereof and to authorize the execution and filing of the certificate of designation relating thereto with the Delaware Secretary of State; (b) such certificate of designations shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (d) the Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action; (e) certificates representing shares of the Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, and (f) if the Preferred Stock is issued upon the conversion, exchange or exercise of Debt Securities, Preferred Stock, or Warrants, when such shares of Preferred Stock have been duly issued and delivered as contemplated by the terms of the applicable Indenture, Preferred Stock certificate of designations, or Warrant, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

4. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants); (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; and (c) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the applicable Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting, or similar agreement with respect to such Securities will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iii) the applicable Securities will have been duly authorized by all necessary corporate action by the Company, and if applicable, the Indenture, any applicable supplemental indenture thereto, and any other agreement pursuant to which such Securities may be issued will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Company will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock or Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock or Preferred Stock pursuant to the Registration Statement.

The opinions expressed herein are subject to limitations arising out of bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Indenture, any Warrants or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

We express no opinion as to the laws of any jurisdiction other than (i) the federal laws of the United States of America, including the rules and regulations underlying those laws, and applicable judicial and regulatory determinations interpreting those laws; and (ii) the laws of the State of Delaware, including statutory provisions, applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations interpreting those laws.  Our opinion is based on these laws as in effect on the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter, that might affect the opinions expressed herein.

This opinion letter is being furnished in accordance with the requirements of Item 15 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.  We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement, and any amendments or supplements thereto, and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ PATTON BOGGS LLP

PATTON BOGGS LLP